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                  SECOND AMENDED AND RESTATED AGREEMENT
                  BETWEEN METEOR INDUSTRIES, INC., CAPCO
                 RESOURCES, INC. AND SABA PETROLEUM COMPANY

     This Agreement is made effective on the 27th day of December 1996, between Meteor Industries, Inc. ("Meteor"), a Colorado corporation, Capco Resources, Inc. ("Capco"), a Delaware corporation, and Saba Petroleum Company ("Saba"), a Colorado Corporation.

     Whereas Capco and Saba entered into a certain agreement on April 23, 1996 (the "Original Agreement" attached hereto as Exhibit A), relating to Saba's participation in the Saba Power Project (as defined below), and

     Whereas Capco and Saba amended and restated the Original Agreement on August 1, 1996, pursuant to the Amended and Restated Agreement (attached hereto as Exhibit B), and

     Whereas Meteor, Capco and Saba desire to amend and restate the agreements described above pursuant to this Second Amended and Restated Agreement, and

     Whereas Capco entered into a Project Development and Shareholders' Agreement dated June 2, 1995, a Letter Agreement with Cogen Technologies dated December 27, 1996; a Mutual Release and Termination Agreement dated December 27, 1996; a Capitalization Agreement dated November 26 ,1996; and a Shareholders' Agreement dated February 25, 1997, (collectively referred to as the "Shareholders' Agreements"), whereby Capco participated in the Saba Power Project, a proposed 115 Megawatt power plant to be located in Lahore, Pakistan (the "Project"), and

     Whereas Saba, through its counsel has reviewed the documentation relating to the Project;

     Whereas Meteor, Capco and Saba have negotiated terms pursuant to which Saba shall participate in the Saba Power Project;

     In consideration of the mutual covenants and agreements contained herein, it is hereby agreed among the parties as follows:

     1) Saba has invested $250,000 in order to own a .5% (27% of 2%) interest in the Project. Saba owns this .5% interest by virtue of its ownership of 27% of Meteor Holdings LLC.

     2) If required, Capco shall hold Saba's interest in trust pursuant to a written agreement until such time as it is determined that such interest can be directly assigned to Saba without any detrimental effect to the parties hereto or the Project as a whole.

     3) Meteor, through Capco, has invested approximately $684,000 in order to own a 1.5% (73% of 2%) interest in the Project. Meteor owns this 1.5% interest by virtue Of its ownership of 73% of Meteor Holdings LLC.

     4) In connection with the Project, Capco will be receiving from Cogen
Technologies: 1) a consulting fee of $400,000 to be paid on or before June 1' 1997; and 2) a contingent fee of up to $350,000 should Cogen accomplish certain "Enhancement Events" as defined in the Shareholders' Agreements.

     5) After receiving the $400,000 consulting fee, Capco shall pay Nauman Umar $86,500 and Interlink $37,500. The balance of the funds ($276,000) shall be divided between Meteor $200,000 (73%) and Saba $76,000 (27%).

     6) If and when any funds are received by Capco pursuant to the $350,000 contingent fee, 27% of such funds will be paid to Saba and 73% of such funds will be paid to Meteor.

     7) This Agreement shall be governed by the laws of the State of Colorado.

     8) This Agreement may be signed in counterpart, each of which shall be deemed an original and together shall constitute one and the same instrument.

     9) This Agreement contains the entire agreement and understanding among the parties hereto concerning the Project and supersedes all prior and contemporaneous, agreements, discussions, negotiations and understandings either written or oral. No amendment or modif~cation of any of the terms and conditions contained herein shall be made except by a duly authorized written agreement.

SABA PETROLEUM COMPANY            CAPCO RESOURCES, INC.

By:/s/ Ilyas Chaudhary            By: /s/ Edward J. Names
   Ilyas Chaudhary, President        Edward J. Names, President

                                  METEOR INDUSTRIES, INC.

                                  By: /s/ Edward J. Names
                                     Edward J. Names, President
                               -2-
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